Execution Version

Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of February 21, 2013 (this “Amendment”), to the Third Amended and Restated Term Loan Agreement, dated as of May 19, 2011 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation (the “Company”) as borrower, Citicorp USA, Inc., as Administrative Agent and Collateral Agent (as each such term is defined in the Credit Agreement) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

WHEREAS, Section 2.7 of the Credit Agreement permits the Company to refinance all or any portion of the Term Loans with one or more tranches of term loans under the Credit Agreement;

WHEREAS, on the Amendment No. 1 Effective Date (as defined below), the Company intends to create a new tranche of term loans in an aggregate principal amount of $675 million (the “Replacement Term Loan Facility”), which will be incurred by the Company in order to replace and/or refinance the Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”);

WHEREAS, subject to the terms and conditions set forth herein, each Lender hereto that has delivered a signature page agreeing to the “Cashless Settlement Option” as provided on such signature page (each such Lender being a “Continuing Lender”) has agreed to convert on the Amendment No. 1 Effective Date all of its outstanding Existing Term Loans (after giving effect to the Optional Prepayment (as defined below)) into Replacement Term Loans (as defined below) (such converted Existing Term Loans, the “Converted Term Loans” and any such conversion of Existing Term Loans into Replacement Term Loans being referred to herein as a “Term Loan Conversion”).  To the extent not all Existing Term Loans are converted into Replacement Term Loans, each Person that has delivered a signature page hereto as an additional Lender (each an “Additional Lender” and, together with the Continuing Lenders, the “Replacement Lenders”) has agreed to provide a commitment to provide additional Term Loans (“Additional Term Loans” and, together with Converted Term Loans, “Replacement Term Loans”) in a principal amount set forth on such signature page sufficient so that, when aggregated with the commitment of each other Additional Lender to provide Replacement Term Loans and the aggregate principal amount of Converted Term Loans, the Replacement Term Loan Facility is fully funded as of the Amendment No. 1 Effective Date (such amount, the “Additional Term Commitment Amount”).  Any Lender holding Existing Term Loans immediately prior to the effectiveness of this Amendment that is not a Replacement Lender is referred to herein as an “Exiting Lender”;

WHEREAS, each Exiting Lender party hereto that has delivered a signature page agreeing to the “Post-Closing Settlement Option” as provided on such signature page (each such Lender being a “Replacement Term Loan Assignee”) has agreed to purchase pursuant to an Assignment and Acceptance on or immediately after the Amendment No. 1 Effective Date from Citibank, N.A., as an Additional Lender (the “Fronting Additional Lender”) Replacement Term Loans in a principal amount not less than the principal amount of the Existing Term Loans (after giving effect to the Optional Prepayment) held by such Exiting Lender (or such lesser amounts as may be allocated to such Replacement Term Loan Assignee by the Administrative Agent);

WHEREAS, Section 14.1 of the Credit Agreement provides that the Company and the Required Lenders may amend the Loan Documents;

WHEREAS, in order to effect the foregoing, the Company and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Amendment

SECTION 1.01.         Defined Terms.  Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.        Replacement Term Commitments.  (a)  Subject to the terms and conditions set forth herein, on the Amendment No. 1 Effective Date (i) each Continuing Lender agrees to convert all of its Existing Term Loans (after giving effect to the Optional Prepayment) into Replacement Term Loans and (ii) each Additional Lender agrees to fund a Replacement Term Loan in a principal amount equal to its Additional Term Commitment Amount.  Each party hereto acknowledges and agrees that notwithstanding any such Term Loan Conversion, each such Continuing Lender shall be entitled to receive payment on the Amendment No. 1 Effective Date of the unpaid fees and interest accrued to such date with respect to all of its Existing Term Loans (after giving effect to the Optional Prepayment).

(b)           (i) Each Replacement Lender, by delivering its signature page to this Amendment and funding, or converting its Existing Term Loans into, Replacement Term Loans on the Amendment No. 1 Effective Date and (ii) each Replacement Term Loan Assignee, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment (such consent and approval effective as of the Amendment No. 1 Effective Date), each Loan Document (including, without limitation, the Intercreditor Agreement) and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent on the Amendment No. 1 Effective Date.  The commitments of the Replacement Lenders are several, and no Replacement Lender shall be responsible for any other Replacement Lender’s failure to make Replacement Term Loans.

(c)           Subject to the terms and conditions set forth herein, pursuant to Section 14.1 of the Credit Agreement, effective as of the Amendment No. 1 Effective Date, for all purposes of the Loan Documents, (i) the Replacement Term Loans shall constitute “Term Loans” and (ii) each Replacement Lender shall become a “Lender” (if such Replacement Lender is not already a Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Loan Commitment (or, following the making of a Replacement Term Loan, a Term Loan).

(d)           The Existing Term Loans (after giving effect to the Optional Prepayment) of each Exiting Term Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon) with the proceeds of the Replacement Term Loans and other funds available to the Company and each Continuing Lender hereby waives its right to receive a pro rata share of such repayment as provided under Section 7.15 of the Credit Agreement.

(e)           Each Lender party hereto (including each Continuing Lender and each Additional Lender) waives, solely in respect of the prepayment of Existing Term Loans and the making of (or conversion into) Replacement Term Loans, as contemplated hereby, compliance with the requirements set forth in (A) Section 2.3 of the Credit Agreement, solely with respect to the time periods specified therein regarding the Company’s delivery of a Notice of Borrowing, (B) Section 7.7 of the Credit Agreement, solely with respect to the time periods specified therein regarding the Company’s delivery of a Notice of Conversion or Continuation, in each case, solely on the Amendment No. 1 Effective Date, (C) Section 2.7(d), solely with respect to the delivery of prior written notice in connection with any Specified Refinancing and (D)  Section 7.2(a) of the Credit Agreement, solely with respect to the delivery of prior written notice in connection with the Optional Prepayment.

(f)           The obligation of each Replacement Lender to make Replacement Term Loans on the Amendment No. 1 Effective Date is subject to the satisfaction of the following conditions:

(i)           Immediately before and after giving effect to the borrowing of the Replacement Term Loans and the repayment in full of the Existing Term Loans, (A) the conditions set forth in Section 9.2 of the Credit Agreement shall be satisfied on and as of the Amendment No. 1 Effective Date, (B) the Company shall be in pro forma compliance with Section 11.1 of the Credit Agreement and (C) the Replacement Lenders shall have received a certificate of a Responsible Officer dated the Amendment No. 1 Effective Date to certify as to the matter referenced in clause (B) hereof.

(ii)           The Administrative Agent shall have received (A) a Notice of Borrowing requesting that the Additional Lenders make the Additional Term Loans in a principal amount equal to the Additional Term Commitment Amount and (B) a Notice of Conversion or Continuation requesting a new Interest Period in respect of any Converted Term Loans, in each case, in a form reasonably acceptable to the Administrative Agent.

(iii)           The conditions to effectiveness of this Amendment set forth in Section 1.04 hereof (other than paragraph (b) thereof) shall have been satisfied.

(iv)           Each Loan Party set forth on Schedule I hereto shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.03.              Amendment of Credit Agreement.  Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(i)           The following definitions are hereby added in the appropriate alphabetical order to Section 1.1:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of February 21, 2013, among the Company, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

“Amendment No. 1 Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of February 21, 2013, among the Company, the Subsidiaries and Affiliates of the Company party thereto and the Collateral Agent.

(ii)           The proviso of the definition of “Alternate Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

, provided, that in no event shall the Alternate Base Rate be less than 2.00% per annum.

(iii)           The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean with respect to Term Loans maintained as (i) Alternate Base Rate Loans, a rate equal to 2.00% per annum and (ii) Eurodollar Loans, a rate equal to a rate equal to 3.00% per annum.

(iv)           The proviso of the definition of “Eurodollar Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

, provided, that in no event shall the Eurodollar Base Rate be less than 1.00% per annum.

(v)           (i) The definition of “Designated Eligible Obligations” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “The term Designated Eligible Obligations shall not include any Excluded Swap Obligations” at the end thereof and (ii) the following definitions are hereby added in the appropriate alphabetical order to Section 1.1:

“Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean (unless this definition is otherwise agreed between the Borrower and the Administrative Agent or the Multi-Currency Administrative Agent, as applicable), with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Swap Obligation" shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(vi)           The definition of “Security Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “, the Amendment No. 1 Reaffirmation Agreement” after the phrase “the Reaffirmation Agreements” appearing in such definition.

(vii)           The definition of “Term Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loan” means (x) prior to the Amendment No. 1 Effective Date, a Loan made on the Effective Date pursuant to Section 2.1, and (y) on and following the Amendment No. 1 Effective Date, a Loan made pursuant to Section 1.02(a) of Amendment No. 1 (including Converted Term Loans (as defined in Amendment No. 1)).

(viii)           Clause (a) of Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)           The Company may request from time to time after the Effective Date (i) one or more increases in the Term Loan Commitments or additional tranches of term loans (each a “Term Loan Increase”), (ii) the addition of a revolving credit facility (the “Revolving Credit Facility”) and one or more increases in the commitments under such Revolving Credit Facility (each a “Revolving Credit Increase”) and (iii) the addition of a letter of credit facility (the “Letter of Credit Facility”) and one or more increases in the commitments under such Letter of Credit Facility (each a “Letter of Credit Increase”) under this Agreement; provided, however, that (A) the aggregate principal amount of all such Facility Increases shall not exceed (1) the greater of (x) $300,000,000 and (y) an amount such that the First Lien Secured Leverage Ratio as of the most recently ended period of four consecutive fiscal quarters with respect to which financial statements have been delivered pursuant to Section 10.1 prior to the incurrence of any such Facility Increase, calculated on a pro forma basis, after giving effect to such Facility Increase and the application of any proceeds thereof (assuming for purposes of such determination the incurrence of the entire committed amount of any Revolving Credit Increase or Letter of Credit Increase and that any increase in cash resulting from such Facility Increase shall not reduce Senior Secured Debt) as if such incurrence and application of proceeds had occurred on the first day of such four consecutive fiscal quarter period, shall be no greater than 3.50:1.00 (it being understood that if pro forma effect is given to the entire committed amount of any such additional amount, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) plus (2) in the event (x) all obligations and commitments under the Multi-Currency Credit Agreement have been “Fully Satisfied” (as defined under the Multi-Currency Credit Agreement) (which obligations and commitments have not been otherwise refinanced) and (y) the Loans and the other Payment Obligations are secured by a Lien on the Multi-Currency Collateral with the same priority as the Liens securing the obligations and commitments under the Multi-Currency Credit Agreement prior to the “Full Satisfaction” (as defined under the Multi-Currency Credit Agreement) of such obligations and commitments, $200,000,000 and (B) each such Facility Increase (together with any other such Facility Increase being effected on the same date) shall be in an amount not less than $25,000,000 and integral multiples of $5,000,000 in excess thereof; provided, however, that, after giving effect to each Facility Increase and any loans and commitments thereunder (and any Permitted Acquisition consummated in connection therewith, whether prior to or concurrently with such Facility Increase), as of the last day of the fiscal period with respect to which financial statements have been most recently delivered pursuant to Section 10.1, the Company shall be in pro forma compliance with Section 11.1 and shall have delivered to the Administrative Agent such financial information as the Administrative Agent shall reasonably request to demonstrate such pro forma compliance.

(ix)           Clause (e) of Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           At the time of the effectiveness of any Repricing Transaction that (A) results in any repayment of the Term Loans or (B) is effected through any amendment of this Agreement and, in each case, is consummated prior to the date that is six months after the Amendment No. 1 the Effective Date, the Company agrees to pay to the Administrative Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (A), a prepayment premium of 1% of the amount of the Term Loans being repaid or (y) in the case of clause (B), a payment equal to 1% of the aggregate amount of the Term Loans outstanding immediately prior to such amendment that are subject to the Repricing Transaction effected by such amendment.  Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(x)           Clause (a) of Section 7.3 of the Credit Agreement is hereby amended by replacing the phrase “commencing with the fiscal year ending December 31, 2012” with the phrase “commencing with the fiscal year ending December 31, 2013”.

SECTION 1.04.          Effectiveness.  Sections 1.02 and 1.03 of this Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which the following conditions have been satisfied:

(a)           The Administrative Agent (or its counsel) shall have received from (i) the Company and the Required Lenders, (ii) each Replacement Lender and (iii) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)           The conditions to the making of the Replacement Term Loans set forth in Section 1.02(f) hereof (other than clause (iii) thereof) shall have been satisfied.

(c)           The Company shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.04 shall pay in full, (i) all of the Existing Term Loans (after giving effect to any Term Loan Conversion thereof) and (ii) all accrued and unpaid fees and interest (including the reimbursement of any costs pursuant to Section 7.11 of the Credit Agreement, to the extent so requested at least one Business Day prior to the Amendment No. 1 Effective Date) with respect to the Existing Term Loans (including any such Existing Term Loans that will be converted to Replacement Term Loans on the Amendment No. 1 Effective Date), such payments to be made with the cash proceeds of the Replacement Term Loans to be made on the Amendment No. 1 Effective Date and other funds available to the Company.  It being understood and agreed that the Interest Period with respect to the Existing Term Loans will terminate on the Amendment No. 1 Effective Date and the Company shall (i) be responsible for the reimbursement of any costs pursuant to Section 7.11 of the Credit Agreement and (ii) select new Interest Period(s) in accordance with Section 7.7 of the Credit Agreement.

(d)           The Administrative Agent and the Collateral Agent shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment to the extent contemplated by Section 14.5 of the Credit Agreement, including, to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(e)           The Company shall have made a voluntary prepayment pursuant to Section 7.2(a) of the Credit Agreement, in a principal amount such that, after giving effect to such prepayment, the aggregate principal amount of the Term Loans equals $675 million, together with all accrued and unpaid fees and interest related thereto (the “Optional Prepayment”), which prepayment shall be applied to the Existing Term Loans on a pro rata basis to reduce each remaining amortization installment due after the Amendment No. 1 Effective Date in the direct order of maturities, such that, for the avoidance of doubt, there shall not be any amortization payment required pursuant to Section 2.4 of the Credit Agreement until the payment on the Term Loan Termination Date of any Term Loans then outstanding pursuant to Section 2.4(b).

(f)           The Administrative Agent shall have received executed legal opinions of: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Company substantially in the form of the legal opinion provided on the Effective Date or as otherwise reasonably satisfactory to the Administrative Agent; and (ii) the Executive Vice President and General Counsel of the Company, substantially in the form of the legal opinion provided on the Effective Date or as otherwise reasonably satisfactory to the Administrative Agent.  Each of the counsel delivering the foregoing legal opinions is expressly instructed to deliver its opinion to the Administrative Agent for the benefit of each of the Administrative Agent, the Collateral Agent and each Lender.

(g)           The Administrative Agent shall have received (a) (i) certified copies of the Charter and by-laws (or analogous organizational documents) of the Company and each Loan Party or (ii) a certificate of such Loan Party dated the Amendment No. 1 Effective Date confirming that such organizational documents remain in full force and effect as of the date of such certificate, and (b) the resolutions (or analogous authorizations), in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or analogous governing body) of the Company and each Loan Party, authorizing in each case the execution, delivery and performance of this Amendment and the Amendment No. 1 Reaffirmation Agreement, in each case certified by the Secretary or an Assistant Secretary of the Company or such Loan Party as of the Amendment No. 1 Effective Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(h)           The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or analogous officer) of the Company and each Loan Party dated the Amendment No. 1 Effective Date, as to the incumbency and signature of the officers of the Company and such Loan Party executing each of this Amendment and each other Loan Document to which the Company and such Loan Party is a party, and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be.

The Administrative Agent shall notify the Company, the Replacement Lenders and the other Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Replacement Lenders hereunder to make Replacement Term Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(f) and 1.04 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on March 31, 2013.

ARTICLE II

Miscellaneous

SECTION 2.01.           Representations and Warranties.  (a)  To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each of the Lenders, including the Replacement Lenders, and the Administrative Agent that, as of the Amendment No. 1 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 1 Effective Date, this Amendment has been duly authorized, executed and delivered by the Company and constitutes, and the Credit Agreement, as amended hereby on the Amendment No. 1 Effective Date, will constitute, legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity and the implied covenant of good faith and fair dealing.

(b)           Each of the representations and warranties made by each party to each Loan Document in or pursuant to this Amendment or any other Loan Document, or contained in any certificate or financial statement (other than estimates and projections which are (x) identified as such and (y) contained in any financial statement) furnished at any time under or in connection with this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date as if made on and as of such date (except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date), both before and after giving effect to the Replacement Term Loans, and the use of the proceeds thereof.

(c)           After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date.

SECTION 2.02.           Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Administrative Agent, the Collateral Agent, the Lenders or any Agent Affiliate under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)           On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The provisions of Sections 14.7, 14.10, 14.11, 14.13, 14.14, 14.17 and 14.18 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04.           Counterparts.  This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 2.05.            Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By: /s/ Steven Berns
Name: Steven Berns
Title: Executive Vice President and Chief Financial
Officer

[Amendment No. 1]

Citicorp USA, Inc.
as Administrative Agent

By: /s/ Kevin Johns
Name: Kevin Johns
Title: Director and Vice President

[Amendment No. 1]

LENDER SIGNATURE PAGES ON FILE WITH
WEIL, GOTSHAL & MANGES LLP

[Amendment No. 1]

IN WITNESS WHEREOF, the undersigned Lender has caused this Amendment  to be executed and delivered by a duly authorized officer as of the Amendment No. 1 Effective Date and consents as follows (check ONE option):

☐ Cashless Settlement Option:

To convert 100% of the outstanding principal amount of Existing Term Loans (after giving effect to the Optional Prepayment) held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into Replacement Term Loans in a like principal amount.

☐ Post-Closing Settlement Option:

To have 100% of the outstanding principal amount of Existing Term Loans (after giving effect to the Optional Prepayment) held by such Lender prepaid on the Amendment No. 1 Effective Date and to agree to purchase from the Fronting Additional Lender pursuant to an Assignment and Acceptance Replacement Term Loans in the principal amount of such Existing Term Loans (or such lesser amount allocated to such Lender by the Administrative Agent) on or immediately after the Amendment No. 1 Effective Date.

______________________________________

(Type Name of Legal Entity)
As a Lender
By:__________________________________
Name:
Title:

If a second signature is necessary:
By:__________________________________
Name:
Title:

[Amendment No. 1]

The undersigned Additional Term Lender hereby irrevocably and unconditionally agrees to provide a Replacement Term Loan in the amount of $_________________________ (or such lesser amount allocated to such Additional Term Lender by the Administrative Agent) on the Amendment No. 1 Effective Date.

_______________________________________
(Type Name of Legal Entity)
as an Additional Term Lender

By: ___________________________________
Name:
Title:

If a second signature is necessary:
By: __________________________________
Name:
Title:

[Amendment No. 1]

SCHEDULE I

Reaffirmation Agreement Parties

Revlon Consumer Products Corporation
Revlon, inc.
North America Revsale Inc.
Almay, Inc.
Charles Revson Inc.
OPP Products, Inc.
PPI Two Corporation
Revlon Consumer Corp.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
RIROS Corporation
RIROS Group Inc.
SinfulColors Inc.
Bari Cosmetics, Ltd.